                                                                                                   EXHIBIT 32.1.

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Kim Boyce, Chief Executive Officer, and David Strate, Principal Accounting Officer, of Reflect Scientific, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period June 30, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 14, 2008

By:  /s/ Kim Boyce

       Kim Boyce

       Chief Executive Officer

By:  /s/  David Strate

       David Strate, Principal Accounting Officer

 * A signed original of this written statement required by Section 906 has been provided to Reflect Scientific, Inc. and will be retained by Reflect Scientific, Inc. and furnished to the Securities Exchange Commission or its staff upon request.